As filed with the Securities and Exchange Commission on April 11, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

Stabilis Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)
________________________

Florida	59-3410234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
11750 Katy Freeway, Suite 900
Houston, Texas 77079
(832) 456-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________
Westervelt T. Ballard, Jr.
11750 Katy Freeway, Suite 900
Houston, Texas 77079
(832) 456-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Copies of all communications, including communications sent to agent for service, should be sent to:
Copies to:
Amy R. Curtis
C. Walker Brierre, Jr.
Holland & Knight LLP
811 Main Street, Suite 2500
Houston, Texas 77002
(713) 821-7000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated April 11, 2022
PROSPECTUS

Stabilis Solutions, Inc.
Common Stock
Preferred Stock
Warrants
We may offer and sell from time to time up to an aggregate, together or separately, $100,000,000 of:
•shares of our common stock, par value $0.001 per share;
•shares of our preferred stock, par value $0.001 per share;
•warrants to purchase shares of our common stock and shares of our preferred stock
The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.
The common stock, the preferred stock, and the warrants collectively are referred to in this prospectus as the "securities".
We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of April 8, 2022, the aggregate market value of our Common Stock held by non-affiliates, or the public float, is approximately $26.5 million, which was calculated based on 4.7 million shares of our outstanding Common Stock held by non-affiliates as of April 8, 2022, at a price of $5.67 per share, which was the closing price of our Common Stock on The Nasdaq Stock Market LLC, on April 8, 2022. As of the date of this prospectus, we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “SLNG.” We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered. On April 8, 2022, the closing price of our common stock on the The Nasdaq Stock Market LLC was $5.67 per share.
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Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 2 of this prospectus, the "Summary Risk Factors" of this prospectus and risk factors in the applicable prospectus supplement or any of the documents we incorporate by reference before you make an investment in our securities
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used without a prospectus supplement.
________________________
The date of this prospectus is  , 2022

We have not authorized any dealer, salesman or other person to provide you with information other than the information contained in this prospectus. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
Certain amounts and percentages included in this prospectus have been rounded. Accordingly, in certain instances, the sum of the numbers in a column of a table may not exactly equal the total figure for that column.
The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $100,000,000 in total aggregate offering price of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”
To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information that you may need to make your investment decision.
We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.
You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information that we have previously filed with the SEC that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document.
Unless the context requires otherwise or unless stated otherwise, references to the “Company,” “Stabilis,” “we,” “our” and “us” refer to Stabilis Solutions, Inc. and its subsidiaries on a consolidated basis.
ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include statements that constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to risks and uncertainties. These statements may relate to, but are not limited to, information or assumptions about us, our capital and other expenditures, dividends, financing plans, capital structure, cash flow, our recent business combination, pending legal and regulatory proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, and management’s plans, strategies, goals and objectives for future operations and growth. These forward-looking statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect,” “should,” “seek,” “project,” “plan” or similar expressions. Any statement that is not a historical fact is a forward-looking statement. It should be understood that these forward-looking statements are necessarily estimates reflecting the best judgment of senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus and the documents incorporated by reference herein as described under the heading “Incorporation by Reference.”
Forward-looking statements represent intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors and other cautionary statements described under the heading “Risk Factors” included in the documents incorporated by reference herein, the factors include:
SUMMARY RISK FACTORS
Risks Relating to Our Business and Industry
•We may not be able to implement our business strategy;
•Our business may require additional funding from various sources, which may be on unfavorable terms;
•We may not be profitable for an indeterminate period of time;
•The loss of a significant customer could adversely affect our operating results;
•We could be materially and adversely affected if any customer fails to perform its contractual obligations;
•Any failure to perform by our counterparties under agreements may adversely affect our operating results, liquidity and access to financing;
•Our customer contracts are subject to termination under certain circumstances;
•Cyclical or other changes in the demand for and price of LNG and natural gas may adversely affect us;
•Failure to maintain sufficient working capital could limit our growth and harm our business;
•Operation of our LNG infrastructure, plants and other assets involves particular, significant risks;
•Climate change may increase the frequency and severity of weather events and other natural disasters that could result in an interruption of our operations, a delay in the completion of future facilities, or delays in payments from our customers;
•Our insurance may be insufficient to cover losses that may occur to our property or result from our operations;
•Our energy-related infrastructure is subject to operational, regulatory, environmental, political, legal and economic risks;
•We are relying on third party contractors to operate our business and execute our strategy;
•We may not be able to purchase or receive physical delivery of natural gas in sufficient quantities and/or at economically attractive prices to satisfy our delivery obligations;
•Changes in legislation and regulations could have a material adverse impact on our business, results of operations, financial condition, liquidity and prospects;
•We face competition in the LNG industry which is intense, and some of our competitors have greater financial, technological and other resources than we currently possess;
•Failure of LNG to be a competitive source of energy in the markets in which we operate, and seek to operate, could adversely affect our expansion strategy;
•Our lack of diversification could have an adverse effect on our business, operating results, liquidity and prospects;
•Our risk management strategies cannot eliminate all LNG price and supply risks; any non-compliance with our risk management strategies could result in significant financial losses;
•We may experience increased labor costs, and the unavailability of skilled workers or failure to attract and retain qualified personnel could adversely affect us;
•We may incur impairments to goodwill or long-lived assets;
•A major health and safety incident involving LNG or within the energy industry may lead to more stringent regulation of LNG operations or the energy business generally, resulting in difficulties in obtaining permits, on favorable terms, and may otherwise lead to significant liabilities and reputational damage;
•Failure to obtain and maintain permits, approvals and authorizations from governmental and regulatory agencies could impede operations and could have a material adverse effect on us;
•Existing and future environmental, health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions;
•Environmental, social, and governance (“ESG”) goals, programs, and reporting may impact our access to capital;
•Our Chinese Joint Venture, BOMAY, has a limited life and is subject to risk that it may not be renewed;
•We have operations and investment in foreign countries and we could experience losses from foreign economies as well as unexpected operating, financial, political or cultural factors; and
•Our ability to maintain our liquidity may be materially and adversely affected if we are unable to access the capital markets or if any significant customer fails to perform its contractual obligations for any reason.
Risks Inherent in an Investment in Us
•Investment in us is speculative, and our common stock is thinly traded with a limited market and volatile;
•We may continue to incur losses and may never achieve profitability;
•Our Company may need substantial additional funding or we may be compelled to delay, reduce or eliminate portions of our existing business operations and development efforts;
•Raising additional capital may cause dilution to our stockholders or restrict our operations;
•Casey Crenshaw has voting control over our Company, and we may have conflicts of interest arising out of transactions with parties related to Casey Crenshaw;
•Provisions in our corporate charter documents and under Florida law could make an acquisition of the Company, which may be beneficial to its stockholders, more difficult and prevent attempts by our stockholders to replace or remove our current management;
•We do not anticipate that we will pay any cash dividends in the foreseeable future;
•Our present and future success depends on key members of our management team and certain employees and our ability to retain such key members, the loss of any of whom could disrupt our business operations; and
•Our success will depend on pre-existing relationships with third parties; any adverse changes in these relationships could adversely affect our business, financial condition or results of operations.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein or the documents incorporated by reference herein. Any forward-looking statements made by us in this prospectus or documents incorporated by reference herein speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements included in this prospectus or the documents incorporated by reference herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.
In this prospectus or the documents incorporated by reference herein, we may rely on and refer to information from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified it.

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STABILIS SOLUTIONS, INC.
We are an energy transition company that provides turnkey clean energy production, storage, transportation and fueling solutions primarily using liquefied natural gas (“LNG”) to multiple end markets across North America. We have safely delivered over 360 million gallons of LNG through more than 36,000 truck deliveries during our 17-year operating history, which we believe makes us one of the largest and most experienced small-scale LNG providers in North America. We define “small-scale” LNG production to include liquefiers that produce less than 1,000,000 LNG gallons per day and “small-scale” LNG distribution to include distribution by trailer or tank container up to 15,000 LNG gallons or marine vessels that carry less than 8,000,000 LNG gallons. We provide LNG solutions to customers in diverse end markets, including aerospace, agriculture, industrial, utility, pipeline, mining, energy, remote clean power, and high horsepower transportation markets. Our customers use LNG as a partner fuel for renewable energy, and as an alternative to traditional fuel sources, such as distillate fuel oil and propane, to reduce harmful environmental emissions and lower fuel costs. Our customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or are curtailed. We also have the capability, knowledge and expertise to deliver other clean energy fuels still in commercial development such as hydrogen, renewable natural gas and synthetic natural gas.
We also provide electrical switch-gear, generator and instrumentation construction, installation and service to the marine, power generation, oil and gas, and broad industrial market segments in Brazil. Our products are used to safely distribute and control the flow of electricity from a power generation source to mechanical devices utilizing the power. We also offer a range of electrical and instrumentation turnarounds, maintenance and renovation projects.
Additionally, we have a 40% interest in our Chinese joint venture, BOMAY Electric Industries, Inc (“BOMAY”) which builds power and control systems for the energy industry in China.
Our Industry
LNG can be used to deliver natural gas to locations where pipeline service is not available, has been interrupted, or needs to be supplemented. LNG can also be used to replace a variety of alternative fuels, including distillate fuel oil (including diesel fuel and other fuel oils) and propane, among others to provide both environmental and economic benefits. We believe that these alternative fuel markets are large and provide significant opportunities for LNG substitution.
In addition, other clean energy solutions such as hydrogen will play an increasingly important role in the energy transition as clean energy initiatives increase globally.
We believe that LNG as well as other clean energy solutions will provide an important balance between environmental sustainability, security and accessibility, and economic viability and will play a key role in the energy transition.
Principal Executive Offices
Our principal executive offices is located at 11750 Katy Freeway, Suite 900, Houston, Texas 77079. Our telephone number is 832-456-6500 and our website address is www.stabilis-solutions.com. Information contained on our website does not constitute a part of this prospectus.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include debt repayment, future acquisitions, capital expenditures and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK
Common Stock
We are authorized to issue 37,500,000 shares of common stock, $.001 par value of which 18,192,602 shares are outstanding as of April 8, 2022. The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.
Dividend Policy
We have not paid any dividends on our common stock in either of the last two years and we do not currently anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any future determination relating to our dividend policy will be at the discretion of our Board of Directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant by our Board of Directors.
Preferred Stock
Our Board of Directors has the authority, without stockholder approval, to issue up to 1,000,000 shares of Preferred Stock, $.001 par value. The authorized Preferred Stock may be issued by the Board of Directors in one or more series and with the rights, privileges and limitations of the Preferred Stock determined by the Board of Directors. The rights, preferences, powers and limitations of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. As of the date of this prospectus, we have no Preferred Stock outstanding.
Stock Options, Incentive Awards and Warrants
We are authorized to issue stock options and other forms of equity compensation under our 2019 Long Term Incentive Plan.
As of the date of this prospectus, the Company had 465,781 Restricted Stock Units outstanding. We had 2,074,505 outstanding Stock Options to purchase the Company's common stock as follows:

Date of Issuance	No. of Options	Exercise Price	Expiration Date
Aug. 23, 2021	1,300,000	$10.00	August 23, 2031
Feb. 18, 2022	774,505	$6.00	February 18, 2032
The Company had Warrants to purchase 62,500 shares of our common stock as follows:

Date of Issuance	No. of Warrants	Exercise Price	Expiration Date
Nov. 13, 2017	62,500	$18.08	November 13, 2022
The 2017 Warrants were issued to an unaffiliated entity to purchase 62,500 shares of our common stock, in consideration of an amendment, to a senior secured term loan made by the entity. The warrants were not offered publicly, but only to the lender of the senior secured term loan.

Registration Rights
We agreed to provide certain registration rights to certain holders of our common stock pursuant to the terms of the agreements filed as Exhibits 4.2, 4.3, 4.4 and 4.5 to the registration statement of which this Prospectus forms a part.
Anti-Takeover Effects of Provisions of Florida Law and Our Articles of Incorporation and Bylaws
Our articles of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the board of directors. These provisions include:
No Cumulative Voting
Under Florida law, the right to vote cumulatively does not exist unless the articles of incorporation specifically authorizes cumulative voting. Our articles of incorporation does not grant shareholders the right to vote cumulatively.
Blank Check Preferred Stock
The availability of the 1,000,000 authorized preferred stock for issuance under our articles of incorporation provides the board of directors with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows the Company to issue shares of preferred stock without the expense and delay of a special shareholders’ meeting. The authorized shares of preferred stock will be available for issuance without further action by the Company’s shareholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.
Advance Notice Procedure
Our bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors.
Our bylaws provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to our corporate secretary not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be so received not earlier than the close of business on the 90th day and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure thereof was made). The procedures set forth in our bylaws for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended.
Nominations for the election of Directors may be made by any stockholder of record entitled to vote for the election of Directors at an annual or special meeting of stockholders; provided, however, that a stockholder may nominate persons for election as Directors only if written notice of such stockholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be so received not earlier than the close of business on the 90th day and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder’s notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected.
Section 607.0901 of the Florida Statutes
We are subject to Section 607.0901 of the Florida Statutes. In general, Section 607.0901 regulates certain transactions between a corporation and an “interested shareholder,” one who beneficially owns more than ten percent of the corporation’s outstanding voting shares. The statute provides significant protection to minority shareholders by assuring that the transactions covered by the statute are either (a) procedurally fair (i.e., the transaction is approved by disinterested directors or disinterested shareholders) or (b) substantively fair (i.e., result in a fair price to the shareholders).
Section 607.0902 of the Florida Statutes
We are subject to Section 607.0902 of the Florida Statutes. In general, Section 607.0902 focuses on the acquisition of “control shares” in an issuing public corporation. When control shares are acquired in a “control share acquisition,” the shares do not have voting rights. Voting rights may be restored only if the bidder files an acquiring person statement and requests a shareholder meeting to vote on whether the bidder’s shares should be accorded voting rights. Voting rights are restored only to the extent approved by the disinterested shareholders (which excludes both the bidder and management shareholders). Alternatively, the bidder’s shares will have voting rights if the acquisition is approved by the target company’s board of directors. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is traded on The Nasdaq Stock Market LLC under the symbol “SLNG.”

DESCRIPTION OF WARRANTS
Description of Warrants
We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until you exercise your warrants to purchase our preferred stock or common stock, you will not have any rights as a holder of our preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
•through agents to the public or to investors;
•to one or more underwriters for resale to the public or to investors;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•directly to investors; or
•through a combination of these methods of sale.
We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including.
•the name or names of any agents or underwriters;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•the public offering price; and
•any discounts or concessions allowed or re-allowed or paid to dealers.
We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the Form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the Form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common stock at varying prices to be determined by the dealer.
We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS
Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Dallas and Houston, Texas and Joel Bernstein, attorney at law, Boca Raton, Florida. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS
The consolidated financial statements of Stabilis Solutions, Inc. incorporated in this Prospectus, by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of Ham, Langston and Brezina, L.L.P., an independent registered public accounting firm, given upon their authority as experts in auditing and accounting.

INCORPORATION BY REFERENCE
We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to the documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until all offerings under the registration statement are completed :
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022; and
•the description of our shares of common stock contained in Exhibit 4.5 filed with our Annual Report on Form 10-K for the year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.
These reports contain important information about us, our financial condition and our results of operations. All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this registration statement are terminated shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:
Stabilis Solutions, Inc.
Attention: Corporate Secretary
11750 Katy Freeway, Suite 900
Houston, Texas 77079
832-456-6500

Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$9,270.00	*
Accountants’ fees and expenses	—	*
Legal fees and expenses	—	*
Printing and engraving expenses	—	*
Transfer agent and registrar fees	—	*
Miscellaneous	—	*
Total	$—	*

'* Estimates not presently known

Item 15. Indemnification of Directors and Officers
Section 607.0850 of the Florida Business Corporation Act (the “Florida Act”) provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation is entitled to indemnification of expenses actually and reasonably incurred in such defense.
Section 607.0850(1) and (2) of the Florida Act provides further that the corporation may indemnify an officer or director, and advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe such conduct was unlawful.
The Florida Act provides that a court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).
Section 607.0850 of the Florida Business Corporation Act (Florida Statute) generally permits the Company to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Company if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Company may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. The Florida Statute also permits the Company to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person’s actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (relating to unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
In addition, Florida Statute Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director, and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statute Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
Our Restated Articles of Incorporation and our Amended and Restated By-laws provide that the Company shall indemnify, to the fullest extent permitted by law, its officers and directors to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an officer or director of the Company. Such indemnification covers all expenses incurred by any officer or director (including attorneys’ fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.
The Company has purchased an insurance policy that purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and directors.
The foregoing descriptions are only general summaries.
Item 16.    Exhibits and Financial Statement Schedules

(a)	Exhibits. Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.
(b)
Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto which have been incorporated by reference in this prospectus.

Item 17.    Undertakings
The undersigned registrant hereby undertakes:
(a)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement;

(b)that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(c)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(d)that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is relying on Rule 430B:
(1)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(2)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBITS
(a) Index to Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation of the Registrant (Incorporated by Reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed October 15, 2020)

3.2	Amended and Restated Bylaws of the Registrant (Incorporated by Reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed September 18, 2020)

4.1
Warrant to Purchase Common Stock dated November  13, issued to HD Special-Situations III, LP (Incorporated by reference to Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2017)

4.2
Registration Rights Agreement dated November  13, 2017 between Registrant and HD Special-Situations III, LP (Incorporated by reference to Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2017)

4.3
Registration Rights Agreement dated July  26, 2019, by and among Registrant, LNG Investment Company, LLC, and AEGIS NG LLC (Incorporated by Reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed August 1, 2019)

4.4
Registration Rights Agreement dated as of August 20, 2019, by and among Registrant and the Investors named therein (Incorporated by Reference to Exhibit 4.9 to Registrant's Registration Statement on Form S-1 filed September 11, 2019)

4.5
Registration Rights Agreement dated as of June 1, 2021, among TGB Equipment Leasing, LLC and Registrant (Incorporated by reference to Exhibit 10.5 to Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2021)

5.1	*Opinion of Joel Bernstein, attorney at law, regarding the validity of the securities being registered

10.1
Exchange Agreement dated August 5, 2019, by and among Chart Energy  & Chemicals, Inc., Stabilis Energy, Inc., Stabilis Energy, LLC and Stabilis LNG Eagle Ford LLC (Incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed August  9, 2019)

10.2
Amendment No. 1 to Exchange Agreement dated September 11, 2019 by and among Chart Energy & Chemicals, Inc., Stabilis Energy, Inc., Stabilis Energy, LLC and Stabilis LNG Eagle Ford LLC (Incorporated by Reference to Exhibit 10.19 to Registrant's Amendment No. 1 to Registration Statement on Form S-1/A filed October 22, 2019)

10.3
Secured Promissory Note dated August 16, 2019, by and between the Registrant and M/G Finance Co., Ltd. (Incorporated by Reference to Exhibit 10.19 to Registrant's Registration Statement on Form S-1 filed September 11, 2019)

10.4
Pledge and Security Agreement dated August 16, 2019, by and between the Registrant and M/G Finance Co., Ltd. (Incorporated by Reference to Exhibit 10.20 to Registrant's Registration Statement on Form S-1 filed September 11, 2019)

10.5
Executive Employment Agreement dated March 11, 2020 between the Company and James G. Aivalis (Incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q/A filed on July 2, 2020) †

10.6
Amendment No. 1 to Executive Employment Agreement dated February 1, 2021 between the Company and James G. Aivalis (Incorporated by Reference to Exhibit 10.26 to Registrant's Annual Report on Form 10-K filed March 16, 2021) †

10.7
Loan Agreement, dated April 8, 2021, between Stabilis Solutions, Inc., as borrower, and AmeriState Bank, as lender (Incorporated by Reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed April 13, 2021)

10.8
Form of Advancing Note, dated April 8, 2021, executed by Stabilis Solutions, Inc., as borrower, and made payable to AmeriState Bank, as lender (Incorporated by Reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K filed April 13, 2021)

Exhibit No.	Exhibit Description
10.9
Security Agreement and Assignment, dated April 8, 2021, among Mile High LNG LLC, Stabilis GDS, Inc., Stabilis LNG Eagle Ford LLC and Stabilis Energy Services, LLC, to and in favor of AmeriState Bank, as the secured party (Incorporated by Reference to Exhibit 10.3 to Registrant's Current Report on Form 8-K filed on April 13, 2021)

10.10
Severance and Release Agreement, dated August 22, 2021 between Stabilis Solution, Inc. and James C. Reddinger (Incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K filed on August 24, 2021) †

10.11
Employment Agreement, dated August 23, 2021 between Stabilis Solutions, Inc. and Westervelt T. Ballard, Jr. (Incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed on August 24, 2021) †

10.12	Amendment to Secured Promissory Note - MG Finance Co., Ltd, dated September 20, 2021 (incorporated by reference to Exhibit 10.6 to Registrant's Form 10-Q filed on November 10, 2021)

10.13
Amended and Restated 2019 Stabilis Solutions, Inc. Long Term Incentive Plan, dated July 23, 2021 (Incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed on September 15, 2021)

10.14
Consulting Agreement, dated October 25, 2021, among the Company, Enatek Services, LLC and James G. Aivalis (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on October 26, 2021)

21.1	*List of Subsidiaries of the Company

23.1	*Consent of Ham, Langston & Brezina L.L.P.

23.2	*Consent of Joel Bernstein, attorney at law (contained in Exhibit 5.1)

24.1	*Powers of Attorney (included on signature pages of this Registration Statement)

107	*Filing Fees Exhibit

*    Filed herewith.
†    Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 11, 2022.

Stabilis Solutions, Inc.

By:	/s/ Andrew L. Puhala
Andrew L. Puhala
Senior Vice President and Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Westervelt T. Ballard, Jr. and Andrew L. Puhala, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 11, 2022.

Signature	Title

/s/ J. Casey Crenshaw	Chairman of the Board
J. Casey Crenshaw

/s/ Westervelt T. Ballard, Jr.	President, Chief Executive Officer and Director
Westervelt T. Ballard, Jr.	(Principal Executive Officer)

/s/ Andrew L. Puhala	Senior Vice President and Chief Financial Officer
Andrew L. Puhala	(Principal Financial Officer and
Principal Accounting Officer)

/s/ James G. Aivalis	Director
James G. Aivalis

/s/ Benjamin J. Broussard	Director
Benjamin J. Broussard

/s/ Stacey B. Crenshaw	Director
Stacey B. Crenshaw

/s/ Edward L. Kuntz	Director
Edward L. Kuntz

/s/ Peter C. Mitchell	Director
Peter C. Mitchell

/s/ Matthew W. Morris	Director
Matthew W. Morris